CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the application of our report dated February 25, 2002, included in this Form 10-KSB of Exten Industries, Inc., relating to their consolidated financial statements for the year ended November 30, 2001, and previously filed Form S-8 No. 333-40752.

/s/Swenson Advisors, LLP

San Diego, California
February 27, 2002


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